Exhibit 99.1

KEARNY MHC AND KEARNY FINANCIAL CORP.
PROVIDE UPDATE ON PROGRESS OF SECOND-STEP STOCK OFFERING

Kearny, NJ, December 19, 2014 — Kearny MHC (the “MHC”) and Kearny Financial Corp, a federal corporation (the “Company”) (symbol: KRNY), the holding company for Kearny Federal Savings Bank (the “Bank”), provided an update on the progress of its proposed reorganization into a new stock holding company and second-step stock offering of new shares of common stock.  As a result of the passage of time from the initial date of filing of the applications with the Federal Reserve Bank of Philadelphia, and in consultation with the Federal Reserve staff, the applications were voluntarily withdrawn by the MHC with the intention of re-filing updated applications in the first quarter of 2015.

Craig L. Montanaro, President and Chief Executive Officer, stated, “We intend to continue with the second step process and believe we will be in a position to re-file our applications using updated December 31, 2014 financial information in early 2015.  We also intend to update our SEC filing at that time.”

A prospectus or proxy statement/prospectus, as applicable, and other materials containing detailed information relating to the Plan of Conversion, details of the offering, and business and financial information about the Company and new stock holding company will be sent to stockholders of the Company and eligible depositors and members of the MHC following regulatory approval.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the prospectus when accompanied by a stock order form.  The shares of common stock of the new holding company are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Forward-Looking Statements

Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties,  including, but not limited to: the failure to obtain the approval of the Board of Governors of the Federal Reserve for the proposed conversion and related stock offering, delays in obtaining such approval, or adverse conditions imposed in connection with such approvals; those related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s  filings with the Securities and Exchange Commission.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

About Kearny Financial Corp.

Kearny Financial Corp. is the parent company of Kearny Federal Savings Bank.  Kearny Federal Savings Bank operates from its administrative offices in Fairfield, New Jersey with 42 branches in Northern and Central New Jersey and Brooklyn and Staten Island, New York including 13 branches operating under the "Central Jersey Bank, a division of Kearny Federal Savings Bank" brand and two branches operating under the "Atlas Bank, a division of Kearny Federal Savings Bank" brand.  Kearny Federal Savings Bank is a full-service, community-oriented financial institution dedicated to serving the financial services needs of consumers and businesses within its market areas. At September 30, 2014, Kearny Financial Corp. had approximately $3.53 billion in total assets.

Contact:

Craig L. Montanaro
President and Chief Executive Officer
Kearny Financial Corp.
(973) 244-4500